Exhibit 10.3

SUBCONTRACTOR AGREEMENT
This Subcontractor Agreement (the “Agreement”) is made as of June 1, 2017 (the “Effective Date”), by and among American Railcar Leasing LLC, a Delaware limited liability company (“ARL”), American Railcar Industries, Inc., a North Dakota corporation (“ARI”), and solely for the purposes of Section 5, American Entertainment Properties Corp. (“AEPC”). Defined terms not otherwise defined herein shall have the meaning given to such term in the RMTA (as defined below).
WHEREAS, (i) ARL has acted as Manager under that certain Railcar Management Agreement, dated as of January 29, 2015, by and between Longtrain Leasing III, LLC (“Longtrain”) and ARL (as amended from time to time, the “Management Agreement”), attached as Exhibit A hereto, (ii) ARL has performed certain services as Manager with respect to Longtrain’s railcars under that certain Collateral Agency Agreement, dated as of July 20, 2004 (as amended from time to time, the “CAA”), attached as Exhibit B hereto and (iii) ARL has performed certain services as Manager with respect to Longtrain’s railcars under Sections 3.4, 3.5, 3.6, 3.7 and 3.8 of that certain Amended and Restated Lease Administration Agreement, dated October 2, 2016 (as amended from time to time, the “LAA”), attached as Exhibit C hereto.
WHEREAS, ARL now desires to engage ARI to assume and perform (i) all of ARL’s obligations and duties as the Manager under the Management Agreement other than the Excluded Services (as defined below) (the “RMA Services”), (ii) all of ARL’s obligations and duties as the Manager of Longtrain’s railcars under the CAA and (iii) all of ARL’s obligations and duties as the Manager of Longtrain’s railcars under Sections 3.4, 3.5, 3.6, 3.7 and 3.8 of the LAA (collectively, the “Services”);
WHEREAS, ARL and ARI entered into that certain Railcar Management Transition Agreement, dated as of December 16, 2016 (the “RMTA”), to, among other things, facilitate the transition of the management of railcars owned by Longtrain from ARL to ARI;
WHEREAS, Section 5.02(d) of the RMTA provides for a subcontracting arrangement between ARL and ARI and for the parties to work together, in good faith, to enter into a contract to more fully document, in a form reasonably satisfactory to the parties, the subcontractor arrangement;
WHEREAS, this Agreement is the contract that more fully documents the subcontractor arrangement and is intended to fully replace and supersede Section 5.02(d) of the RMTA;
WHEREAS, ARL desires to have ARI assume and perform the Services, ARI wishes to assume and perform the Services, subject to the terms and conditions herein; and
WHEREAS, AEPC desires to acknowledge that the indemnification it provided ARL in the RMTA with respect to the Subcontractor Agreement applies to this Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Engagement of ARI as a Subcontractor.
(a)    (i) ARL hereby engages ARI to assume and perform the Services during the Term (as defined below) and perform the RMA Services consistently with the Services Standard (as defined in the Management Agreement) and (ii) ARI hereby accepts such assumption and performance and hereby covenants, promises and agrees to assume and perform the Services and agrees to perform the RMA Services consistently with the Services Standard. Notwithstanding the foregoing, the parties hereby agree that during the Term, the term “Other Railcar” in the Management Agreement shall be interpreted to refer to any railcars under ARI’s management other than a railcar owned by Longtrain.
(b)    ARI shall not be obligated to perform (1) the obligations of ARL set forth in Sections 5.3(b), 7.4 and 7.5 of the Management Agreement and (2) any obligations of ARL Lease Administrators, LLC (“ALLC”) under the CAA and LAA (the “Excluded Services”).
2.    Officer’s Certificates.
(a)    ARI shall deliver to ARL, five (5) Business Days prior to the date the delivery of the Officer’s Certificate set forth in Section 7.5 of the Management Agreement is required to be delivered from ARL to Longtrain, a certificate of an authorized officer of ARI stating that (a) the authorized officer signing such officer’s certificate has reviewed the relevant terms of this Agreement and the Management Agreement and has made, or caused to be made under such person’s supervision, a review of the activities of ARI during the period covered by the financial statements then being furnished by ARL pursuant to Section 7.4 of the Management Agreement, (b) the review has not disclosed the existence of any Manager Termination Event (as defined in the Management Agreement) or, if a Manager Termination Event (as defined in the Management Agreement) exists, describing its nature and what action ARI has taken and is taking with respect thereto, and (c) on the basis of such review, the authorized officer signing such certificate certifies that during such period ARI has fulfilled its duties hereunder in accordance with the terms of this Agreement, except as described in such officer’s certificate.
(b)    No later than the fifth (5th) Business Day of each calendar month (beginning with the month of July 2017), ARI shall provide ARL with a certificate of an authorized officer of ARI (1) certifying that ARI has performed its obligations and duties under this Agreement and (2) detailing any material written complaint made by any lessee of railcars owned by Longtrain in the prior calendar month regarding ARI’s performance under this Agreement (without describing the identity of the lessee) and any material claim or complaint in writing by any noteholder under that certain Indenture, dated January 29, 2015, by and between Longtrain and U.S. Bank National Association, as Indenture Trustee (the “Longtrain Indenture”) regarding this Agreement (without describing the identity of the noteholder).
3.    Term and Termination.
(a)    The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect thereafter until the earlier of (i) the date that is thirty (30) months after the Effective Date; (ii) the Longtrain Termination Date; (iii) the date upon which ARI’s performance or non-performance has caused a Manager Termination Event (as defined in the Management Agreement); and (iv) the date upon which noteholders constituting the Requisite Majority (as defined in the Longtrain Indenture) have objected to the subcontracting arrangement set forth in this Agreement to ARL or ARI in writing (the “Term”). Notwithstanding the foregoing, in the event that ARL will continue as Manager under the Management Agreement after the termination of this Agreement, this Agreement shall not terminate until ARI has performed its obligations set forth in Section 8.
(b)    Termination under this Agreement shall not affect ARL’s rights in and to all deliverables, materials and work product created by ARI pursuant to this Agreement prior to such termination.
4.    Compensation of the Subcontractor and Payment Timing.
(a)    Notwithstanding the provisions of the Management Agreement that provide for certain fees to be paid to ARL, from and after the Effective Date until this Agreement is terminated, ARL shall as promptly as practicable deliver to ARI any fee, commission, or other payment payable to ARL under one or more provisions of the Management Agreement attributable to the period from and after the Effective Date until this Agreement is terminated, but in no event shall ARL be required to deliver any fee, commission or other payment earlier than five (5) Business Days after the date on which ARL receives such fee, commission or other payment from Longtrain. For the avoidance of doubt, ARL shall not be entitled to keep such fees, commissions or other payments.
(b)    In addition to the amounts paid to ARI under subsection (a) above, solely to the extent that expenses are eligible for reimbursement and paid to ARL by Longtrain pursuant to the terms of the Management Agreement, ARL shall as promptly as practicable deliver to ARI reimbursement for any such expenses paid or expended by ARI solely to the extent such expenses were incurred by ARI in its execution of the Services, but in no event shall ARL be required to deliver any expenses paid or expended by ARI earlier than five (5) Business Days after the date on which ARL receives such reimbursement from Longtrain.
(c)    To the extent that payments are made to the Lockbox Account (as defined in the LAA) that do not indicate adequate remittance information in order to identify which invoice relates to such payments, ARL and ALLC shall cooperate with ARI, consistent with past practice and in good faith, to identify which invoice relates to such payments as promptly as practicable. In all cases where any payments are to be shared or reapplied among ARL and its Subsidiaries and the ARI Entities, the payments shall first be applied to the oldest unpaid invoices of each of them, pro rata, and then to the next oldest unpaid invoices of each of them, pro rata, and so on.
(d)    Each party shall perform its obligations under this Agreement without setoff, deduction, recoupment, or withholding of any kind for amounts owed or payable by the other party whether under this Agreement, applicable law, or otherwise and whether relating to the other party’s breach, bankruptcy or otherwise.

(e)    If this Agreement terminates, ARL agrees to pay ARI for all fees, commissions, or other payments under the Management Agreement attributable to the period from and after the Effective Date until this Agreement is terminated and all expenses of ARI that are eligible for reimbursement and paid to ARL by Longtrain pursuant to the terms of the Management Agreement, in each case to the extent provided for in this Section 4 prior to the effective date of termination.
5.    AEPC Acknowledgment.    American Entertainment Properties Corp. (“AEPC”) hereby acknowledges and agrees that this Agreement replaces and supersedes Section 5.02(d) of the RMTA (other than the last sentence thereof). Pursuant to Section 6.01(b) of the RMTA, from and after the Effective Date, AEPC agrees to indemnify, defend, and hold ARL and its Subsidiaries harmless against any and all Losses suffered or incurred by ARL and its Subsidiaries arising out of or relating to this Agreement, any of ARI and its Subsidiaries’ (the “ARI Entities”) obligations hereunder and any ARI Entity’s acts or omissions with respect thereto, including without limitation, any act or omission or other occurrence constituting (1) a breach or violation of any of the duties of ARL under the Management Agreement or (2) a Manager Termination Event (as defined in the Management Agreement) for purposes of the Management Agreement, and any and all Losses suffered or incurred by ARL under Section 12 of the Management Agreement, except to the extent that such Losses are the result of the fraud, gross negligence or willful misconduct of ARL or any of its Subsidiaries after the Effective Date.
6.    Disputes.    Any dispute arising under or relating to this Agreement shall be resolved in a federal or state court located in the New York, which shall be the exclusive forum for resolution of any such disputes. Each party hereby consents to jurisdiction in the courts of the New York.
7.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR FROM SUCH PARTIES PERFORMANCE UNDER THIS AGREEMENT OR FROM THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
8.    Work Product; ARL’s Access. Solely in the event that this Agreement is to be terminated and ARL will continue as Manager under the Management Agreement, ARI hereby agrees that at such time, it will provide to ARL rights to remotely access and use ARI’s railcar management software system used for the management of owned and leased railcar fleets, in object code form, as well as related documentation (collectively, the “ARI Management System”) sufficient to allow ARL to manage Longtrain’s railcars under the Management Agreement. The right to access and use the ARI Management System shall survive the termination or expiration of this Agreement until such time as ARL is no longer the Manager under the Management Agreement.
9.    Confidentiality. Each party agrees that the provisions of Article VII (Confidentiality) of the RMTA shall apply to any information received by it from the other Party or its Affiliates or Representatives in connection with this Agreement.
10.    Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person, other than the parties, including their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any of the transactions contemplated hereby.
11.    Assignability.    The rights and obligations of the parties under this Agreement shall not be assignable by either party without the other party’s prior written consent. Notwithstanding the foregoing, without the prior written consent of the other party, each party may at any time, assign, in whole, its rights and obligations pursuant to this Agreement to any subsequent purchaser of all or substantially all of the assets of such party or, in the case of ARI, all or substantially all of the assets of the ARI Entities’ leasing business (whether any such sale is structured as a sale of stock, sale of assets, merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or otherwise). In addition, notwithstanding the first sentence of this Section 11, ARI may at any time, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Subsidiaries (provided such assignment in no way increases, alters or changes any of the obligations hereunder, and provided, further, that no such assignment shall relieve ARI of its obligations hereunder).
12.    Waiver. No waiver of any provision of this Agreement or consent to any departure by any party hereto herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by both parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
13.    Force Majeure. Neither party shall be liable for any default or delay in performance of its obligations under this Agreement, if and to the extent that such default or delay is caused by acts beyond the reasonable control of such party that could not have been prevented by reasonable precautions. If such event occurs, the non-performing party will be excused from performance for as long as such circumstances prevail and the party continues to use its commercial best efforts to resolve performance without delay.
14.    Survival. Notwithstanding any expiration or termination of this Agreement, the provisions of Sections 4(c), 4(d), 4(e), 5, 6, 7, 8, 9 and 12 through 22 shall survive such termination and continue in full force and effect.

15.    Notices. Any notice, demand, request, or other communication which ARI or ARL may be required or may desire to give hereunder shall be in writing and shall be hand delivered, sent by facsimile or sent by a reputable courier service, addressed as set forth on the signature page hereto, and shall be effective upon actual receipt. The notice addresses on the signature page may be changed at any time by providing written notice to the other party in the manner set forth in this Section 15.
16.    Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties and replaces and supersedes all prior negotiations and agreements with respect to the subject matter hereof, including the subcontractor agreement set forth in Section 5.02(d) of the RMTA (other than the last sentence thereof). The parties agree that by negotiating, executing and delivering this Agreement, each has satisfied the obligations in the last sentence of Section 5.02(d) of the RMTA. There are no representations, warranties, covenants, conditions, terms, agreements, promises, understandings, commitments or other arrangements other than those expressly set forth or referenced herein, including the obligations and duties referenced under the Management Agreement, the CAA and the LAA. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the parties hereto on or after the date of this Agreement.
17.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the agreement.
18.    Relationship of Parties. ARI shall at all times be considered an independent contractor and shall in no sense be considered an employee, representative, partner or agent of ARL. ARL shall not be responsible for any payroll-related taxes related to the performance of the services, including but not limited to, withholding or other taxes related to federal or state income tax, social security benefits or unemployment compensation. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability on behalf of, or to otherwise bind, the other party.
19.    Compliance with Law. ARI agrees to discharge all obligations and perform all services hereunder in accordance with the terms of this Agreement, the Management Agreement, the CAA and the LAA and with all applicable law.
20.    Binding Effect. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, employees or agents, including those by operation of law, merger, consolidation or otherwise.
21.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.
22.    Section Titles. The section titles contained in this Agreement are for convenience only and shall be without substantive meaning or content of any kind whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Subcontractor Agreement as of the day and year first written above.
AMERICAN RAILCAR LEASING LLC

By: ________________________________
Name:
Title:

AMERICAN RAILCAR INDUSTRIES, INC.

By: ________________________________
Name:
Title:

AMERICAN ENTERTAINMENT PROPERTIES CORP., solely for the purposes of Section 5

By: ________________________________
Name:
Title: